United States
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 27, 2007

FNB BANCORP
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-49693	92-2115369
(Commission File Number)	(IRS Employer Identification No.)

975 El Camino Real, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 588-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

          On July 27, 2007, the Board of Directors of the registrant authorized a stock repurchase program. The program calls for the repurchase of up to five percent (5%) of the registrant’s outstanding shares of common stock, or approximately 143,182 shares, based on approximately 2,863,635 shares currently outstanding. The repurchases will be made by the registrant from time to time in the open market as conditions allow. All such transactions will be structured to comply with Commission Rule 10b-18 and all shares that are repurchased under this program will be retired. The Board of Directors has reserved the right to suspend, terminate, modify or cancel the program at any time for any reason. A copy of the registrant’s July 31, 2007 news release, announcing the stock repurchase program, is attached to this report as Exhibit 99.51 and is incorporated here by reference.

Item 9.01.  Financial Statements and Exhibits.

          (c)          Exhibits

                              99.51          News Release dated July 31, 2007, announcing a stock repurchase program.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB BANCORP (Registrant)

Dated: July 31, 2007.	By:	/s/ Dave A. Curtis

Dave A. Curtis
Senior Vice President and
Chief Financial Officer